UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC   20549

                        FORM 8-K/A No. 1


                         CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 4, 1994



                     Union Bancshares, Inc.
     (Exact name of registrant as specified in its charter)



     Kansas                   0-11114             48-0936090
(State of incorporation)      (Commission         (I.R.S. Employer
                              File Number)        Identification No.)



      200 Union Center Building
      150 North Main
      Wichita, Kansas                               67202
(Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code:  (316) 261-4700



                         Not Applicable
  (Former name or former address, if changed since last report)












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Union Bancshares, Inc. and Subsidiaries



Item 2.  Acquisition or Disposition of Assets

     The information required for this item was previously filed on Form 8-K dated April 11, 1994.


Item 7.  Financial Statements and Exhibits

(a) Financial statements of First Community Federal Savings and Loan Association (First Community)

     Independent Auditors' Report
     Consolidated Balance Sheets as of September 30, 1993 and
       1992
     Consolidated Statements of Operations, years ended
       September 30, 1993, 1992 and 1991
     Consolidated Statements of Stockholders' Equity, years
       ended September 30, 1993, 1992 and 1991
     Consolidated Statements of Cash Flows, years ended
       September 30, 1993, 1992 and 1991
     Notes to Consolidated Financial Statements


(b)  Pro forma financial information of Union Bancshares, Inc.

     Pro Forma Condensed Combined Balance Sheet
       Union Bancshares, Inc. as of March 31, 1994
       First Community as of March 31, 1994
     Pro Forma Condensed Combined Statement of Income for the
      year ended:
       Union Bancshares, Inc. as of December 31, 1993
       First Community as of September 30, 1993
     Pro Forma Condensed Combined Statement of Income for the
      three months ended:
       Union Bancshares, Inc. as of March 31, 1994
       First Community as of December 31, 1993


(c)  Exhibits

     The Merger Agreement by and among Union Bancshares, Inc.,
     Union National Bank of Wichita, and First Community dated
     April 3, 1994 was previously submitted on Form 8-K dated
     April 11, 1994.
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Union Bancshares, Inc. and Subsidiaries


                           SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, Union Bancshares, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                     UNION BANCSHARES, INC.



/S/ WILLIAM G. WATSON                  /S/ STEVEN C. WORRELL
By: William G. Watson                  By: Steven C. Worrell
    President & Chief                      Vice President,
    Executive Officer                      Treasurer & Chief
                                           Financial Officer

(Principal Executive Officer)     (Principal Accounting Officer)




        Date                                   Date
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Union Bancshares, Inc. and Subsidiaries

     The fiscal year end for Union Bancshares, Inc. (UBI) falls on December 31 and First Community's occurred on September 30.
Because First Community's fiscal year end falls within 93 days of UBI's no adjustments were made to First Community's statements of income to conform them to UBI's fiscal year end statements. Based upon this information, the following pro forma condensed combined balance sheet as of March 31, 1994, and the pro forma condensed consolidated statements of income for the year ended December 31, 1993 for UBI and September 30, 1993 for First Community and the three months ended March 31, 1994 for UBI and December 31, 1993 for First Community, give effect to the acquisition of First Community by UBI.

     The pro forma statements have been prepared by UBI's management based upon the financial statements of First Community included elsewhere herein. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the audited financial statements and notes of UBI and First Community.
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Union Bancshares, Inc. and Subsidiaries












      First Community Federal Savings and Loan Association
                   September 30, 1993 and 1992


     Report of Independent Certified Public Accountants and
                Consolidated Financial Statements
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

Baird,
Kurtz &
Dobson

                 Independent Accountants' Report


Board of Directors
First Community Federal Savings and Loan Association
Winfield, Kansas


  We have audited the accompanying consolidated statements of income, stockholders' equity and cash flows of FIRST COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION for the year ended September 30, 1991. These financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the 1991 consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of FIRST COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION for the year ended September 30, 1991 in conformity with generally accepted accounting principles.


                         /S/ BAIRD, KURTZ & DOBSON


November 15, 1991
Springfield, Missouri
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                  INDEPENDENT AUDITORS' REPORT


The Board of Directors
First Community Federal Savings and
  Loan Association:

We have audited the accompanying consolidated balance sheets of First Community Federal Savings and Loan Association and subsidiary as of September 30, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The consolidated financial statements of First Community Federal Savings and Loan Association and subsidiary as of September 30, 1991 were audited by other auditors whose report thereon dated November 15, 1991, expressed an unqualified opinion on those statements.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the 1993 and 1992 consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Community Federal Savings and Loan Association and subsidiary as of September 30, 1993 and 1992, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in notes 1 and 10 to the consolidated financial statements, the Association adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting
Standards No. 109, "Accounting for Income Taxes," in 1993.

                         /S/ KPMG PEAT MARWICK



Wichita, Kansas
November 12, 1993
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            FIRST COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION

                        Consolidated Balance Sheets

                        September 30, 1993 and 1992

               Assets                                  1993         1992
Cash                                               $  346,486      134,273
Interest-bearing deposits in other financial
   institutions                                     1,515,335    3,359,835
     Cash and cash equivalents                      1,861,821    3,494,108

Investment securities (market value of
   $7,933,881 and $7,499,413 at September
   30, 1993 and 1992) (notes 2 and 8)               7,906,009    7,454,220
Mortgage-backed securities (market value of
   $68,219,084 and $80,015,208 at September
   30, 1993 and 1992) (notes 3, 7 and 8)           67,226,219   78,167,819
Mortgage loans held for sale, less net deferred
   loan origination fees of $2,699 and $6,834
   at September 30, 1993 and 1992, respectively       575,097    1,081,698
Loans receivable (notes 4 and 8)                   75,280,889   72,567,040
Accrued interest receivable:
   Loans                                              668,742      588,151
   Mortgage-backed securities                         482,191      661,181
   Investments                                         24,150       29,581
Premises and equipment (note 6)                     2,008,934    2,112,643
Real estate owned and in judgment (note 5)            260,286      718,642
Prepaid expenses and other assets (notes 10
   and 11)                                            464,080      373,262
Cash value of life insurance (note 13)              1,806,122    1,711,159
Other receivables                                   3,206,544    2,569,085

                                                 $161,771,084  171,528,589


   Liabilities and Stockholders' Equity

Savings deposits (note 7)                        $106,957,809  121,371,395
Federal Home Loan Bank advances (note 8)           42,220,000   38,420,000
Advance payments by borrowers for taxes and
   insurance                                          869,835      969,420
Accounts payable and accrued expenses (notes
   10 and 13)                                       1,403,850    1,310,312
                                                  151,451,494  162,071,127

Stockholders' equity (notes 12, 14, 15 and 16):
   Common stock, par value $1 per share;
     authorized 5,000,000 shares; 329,812
     shares issued and outstanding at
     September 30, 1993 and 1992                      329,812      329,812
   Additional paid-in capital                       2,083,106    2,083,106
   Retained earnings - substantially restricted     7,906,672    7,044,544
                                                   10,319,590    9,457,462
Commitments and contingencies (notes 17 and 19)

                                                 $161,771,084  171,528,589




See accompanying notes to consolidated financial statements.

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               FIRST COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION

                      Consolidated Statements of Operations

                   Years Ended September 30, 1993, 1992 and 1991

                                   1993       1992        1991
Interest income:
   Loans                             $6,771,596  8,463,489 10,254,359
   Mortgage-backed securities         4,916,227  5,381,262  5,443,820
   Investment securities                474,937    686,170    806,255
   Other                                 50,059     73,803    227,975
     Total interest income           12,212,819 14,604,724 16,732,409

Interest expense:
   Deposits (note 7)                  4,774,900  6,676,391  8,712,182
   FHLB advances                      3,097,687  3,382,852  3,505,519
   Other                                 62,981     65,676    520,091
     Total interest expense           7,935,568 10,124,919 12,737,792

     Net interest income              4,277,251  4,479,805  3,994,617
Provision for loan losses (note 4)       83,275    133,721    533,604

     Net interest income after provision
      for loan losses                 4,193,976  4,346,084  3,461,013

Other income:
   Gain on sale of loans                208,702    286,861    103,726
   Gain on sale of investment securities      -    121,973          -
   Gain on sale of mortgage-backed
     securities                               -        580      1,349
   Fees and service charges             526,522    523,027    468,061
   Gain on proceeds of life
     insurance (note 13)                      -          -    923,294
   Other income                         268,376    227,425    266,674
     Total other income               1,003,600  1,159,866  1,763,104

Other expenses:
   Compensation and related expenses  1,685,098  1,547,218  1,573,079
   Deferred compensation expense
     (note 13)                           45,264     43,923    875,964
   Occupancy                            193,946    223,837    211,772
   Data processing                      213,894    224,602    227,657
   Equipment                            161,766    175,983    196,230
   Federal insurance premiums           235,506    269,448    262,841
   Loss on real estate operations
     (note 5)                            58,559    111,565     11,124
   Other expenses                       926,230    900,316    764,311
      Total other expenses            3,520,263  3,496,892  4,122,978

Income before income taxes            1,677,313  2,009,058  1,101,139
Income tax expense (note 10)            610,373    545,793    184,500

Income before cumulative effect of
   accounting change                  1,066,940  1,463,265    916,639
Cumulative effect of change in accounting
   for income taxes (note 10)           125,000          -          -

      Net income                     $1,191,940  1,463,265    916,639


See accompanying notes to consolidated financial statements.

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               FIRST COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION

                 Consolidated Statements of Operations, Continued

                  Years Ended September 30, 1993, 1992 and 1991

                                       1993     1992     1991
Income per share:
   Income before cumulative effect
     of accounting change             $ 3.20    4.38     2.81
   Cumulative effect of change
     in accounting for income taxes      .37       -        -

      Net income                      $ 3.57    4.38     2.81



See accompanying notes to consolidated financial statements.

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FIRST COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION

Consolidated Statements of Stockholders' Equity

Years Ended September 30, 1993, 1992 and 1991

                                                     Net Unrealized
                                                         Loss on
                                   Additional           Marketable
                           Common   Paid-In    Retained   Equity
                           Stock    Capital    Earnings  Securities     Total
Balance at
  September 30, 1990      $322,312  2,030,606  4,664,640  (138,333)    6,879,225
Stock issued under
  employee stock option
  plan (note 14)             7,500     52,500           -         -       60,000
Net change in unrealized
  loss on marketable
  equity securities              -          -           -     94,066      94,066
Net income                       -          -     916,639          -     916,639
Balance at
  September 30, 1991       329,812   2,083,106  5,581,279   (44,267)   7,949,930

Net change in unrealized
  loss on marketable
  equity securities              -           -          -     44,267      44,267
Net income                       -           -  1,463,265          -   1,463,265
Balance at
  September 30, 1992       329,812   2,083,106  7,044,544          -   9,457,462

Cash dividends
  ($1 per share)                 -           -   (329,812)         -    (329,812)
Net income                       -           -  1,191,940          -   1,191,940

Balance at
  September 30, 1993      $329,812   2,083,106  7,906,672          -  10,319,590




See accompanying notes to consolidated financial statements.
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FIRST COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION

Consolidated Statements of Cash Flows

Years Ended September 30, 1993, 1992 and 1991

                                             1993        1992           1991
Cash flows from operating activities:
  Net income                              $1,191,940    1,463,265       916,639
  Adjustments to reconcile net income
   to net cash provided by (used in)
   operating activities:
     Depreciation                            139,487      177,918       185,041
     Provision for loan losses                83,275      133,721       533,604
     Provision for loss and write-downs on
      real estate owned and in judgment       51,371       97,950             -
     Gain on sale of investment securities         -     (121,973)            -
     Net gain on sale of mortgage-backed
      securities                                   -         (580)       (1,349)
     Gain on sale of loans                  (208,702)    (286,861)     (103,726)
     Federal Home Loan Bank stock
      dividend                                     -     (221,100)     (294,500)
     (Gain) loss on sale of premises
      and equipment                              235          209          (207)
     Gain on life insurance proceeds               -            -      (923,294)
     Gain on sale of real estate owned       (20,975)     (46,590)      (15,723)
     Deferred compensation,
      net of payments made                    (1,906)        (551)      843,709
     Amortization of premiums and
      discounts on investment securities      (1,237)      (4,742)     (152,929)
     Amortization of premiums and
      discounts on mortgage-backed
      securities                             274,649        56,925     (287,043)
     Net loan fees deferred                   (5,760)     (150,007)     117,303
     Originations of loans held for sale,
      net of repayments                  (17,736,528)  (29,291,368)  (7,218,936)
     Proceeds from sale of loans
      held for sale                       18,451,831    28,496,531    7,322,662
     Decrease in accrued interest
      receivable                             103,830       278,590      209,717
     Decrease in interest payable
      on deposits                            (62,288)      (61,190)     (10,761)
     Decrease (increase) in prepaid
      expenses and other assets              (57,972)     (136,675)      12,890
     Increase in income taxes payable         90,726        58,639       91,237
     Deferred income taxes                   (61,166)       86,629      (73,509)
     Increase (decrease) in accounts
      payable and accrued expenses            33,038      (938,216)     728,792
     Net (increase) decrease in other
      receivables                           (637,459)   (1,616,981)     627,800
        Net cash provided by (used in)
          operating activities             1,626,389    (2,026,457)   2,507,417

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FIRST COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION

Consolidated Statements of Cash Flows, Continued

Years Ended September 30, 1993, 1992 and 1991

                                               1993        1992          1991
Cash flows from investing activities:
   Principal collections on loans, net      $5,318,758   24,654,848    3,177,028
   Purchase of loans                        (8,103,888)  (1,206,466)  (1,059,994)
   Purchase of mortgage-backed securities  (16,724,487) (37,199,954) (17,757,527)
   Proceeds from sale of mortgage-backed
     securities                                      -      224,273    7,004,748
   Principal collected on mortgage-backed
     securities                             27,391,438   20,794,623   10,569,839
   Purchase of investment securities          (749,166)  (1,147,450)  (8,087,816)
   Proceeds from sale of investment
     securities                                      -    2,107,500      995,313
   Proceeds from maturities of
     investment securities                     100,000      150,000    9,092,659
   Principal payments received on
     investment securities                     198,614       18,629           -
   Purchase of FHLB stock                            -            -     (657,400)
   Purchase of premises and equipment          (36,013)     (68,680)    (141,905)
   Proceeds from sale of premises
     and equipment                                   -            -        3,351
   Capitalized costs on real estate owned            -            -       51,181
   Proceeds from sale of real estate owned     421,726    1,068,131      443,341
   Purchase of cash value in insurance
     policies                                        -     (440,100)    (367,000)
   Proceeds from life insurance policies             -            -    1,933,295
   Increase in cash value of life
     insurance                                 (94,963)     (67,222)    (128,639)
        Net cash provided by investing
          activities                         7,722,019    8,888,132    5,070,474

Cash flows from financing activities:
   Net increase (decrease) in deposits     (14,351,298)     449,006    1,273,992
   Proceeds from FHLB advances               9,200,000    4,500,000  106,600,000
   Repayment of FHLB advances               (9,800,000) (14,407,500) (92,825,000)
   Net increase (decrease) in short-term
     borrowings                              4,400,000            -  (18,514,913)
   Net (increase) decrease in advances
     from borrowers for taxes and
     insurance                                 (99,585)    (399,664)      90,420
   Proceeds from issuance of common stock            -            -       60,000
   Payment of dividends                       (329,812)           -           -
        Net cash used in financing
          activities                       (10,980,695)  (9,858,158)  (3,315,501)

Net (decrease) increase in cash
  and cash equivalents                      (1,632,287)  (2,996,483)   4,262,390

Cash and cash equivalents at
  beginning of year                          3,494,108    6,490,591    2,228,201

Cash and cash equivalents at
  end of year                               $1,861,821    3,494,108    6,490,591




See accompanying notes to consolidated financial statements.

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FIRST COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION

Notes to Consolidated Financial Statements

September 30, 1993, 1992 and 1991


(1)  Summary of Significant Accounting Policies
   (a)  Principles of Consolidation
        First Community Federal Savings and Loan Association (the Association) is a federally-chartered stock savings and loan association. The consolidated financial statements include the accounts of the Association and First Financial Services, Inc. (a wholly owned subsidiary). All significant intercompany transactions and balances have been eliminated in consolidation.

   (b) Investment Securities and Mortgage-Backed Securities Investments in investment securities and mortgage-backed securities intended to be held to maturity are carried at amortized cost. Premiums and discounts on investment securities and mortgage-backed securities are amortized to income over the term of the security using a method that approximates the interest method.

        In determining whether securities can be held until maturity, management considers whether there are conditions, such as liquidity or regulatory requirements which would impair its ability to hold such securities until maturity. Based on the Association's current financial condition, management intends to and believes that it has the ability to hold the investments and mortgage-backed securities until maturity.

   (c)  Marketable Equity Securities
        Marketable equity securities are carried at the lower of aggregate cost or market. In the event carrying amount is reduced below cost, a valuation account is established by a charge to equity representing the net unrealized loss.

   (d)  Mortgage Loans Held for Sale
        Mortgage loans held for sale are valued at the lower of cost or market as determined by outstanding commitments from investors or current investor yield requirements calculated on a loan-by-loan basis.

   (e)  Loan Origination and Commitment Fees
        The Association follows Statement of Financial Accounting Standards No. 91 ("SFAS 91") whereby loan origination fees and certain direct loan origination costs are deferred and recognized over the lives of the related loans as an adjustment of the loans' yield using the interest method on a loan-by-loan basis. The net deferred fees or costs relating to loans held for sale are recognized as a component of the gain (loss) on sale of loans when the loans are sold.

FIRST COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION

Notes to Consolidated Financial Statements


(1)  Summary of Significant Accounting Policies, Continued
   (e)  Loan Origination and Commitment Fees, Continued
        Under SFAS 91, commitment fees received in connection with the purchase of loans are deferred and recognized over the lives of the resulting loans as an adjustment of yield, or if the commitment expires unexercised, recognized in income upon expiration of the commitment.

   (f)  Real Estate Owned and in Judgment
        Real estate owned and in judgment includes real estate acquired by foreclosure or by deed in lieu of foreclosure, properties in the process of foreclosure subject to the statutory redemption period (in judgment) and properties classified as in substance foreclosures. Real estate owned is recorded at the lower of cost or estimated fair value at the date the property is classified as real estate owned. Provisions for loss are recorded if, subsequent to the date of acquisition, the estimated fair value less selling costs (estimated net realizable value in 1992 and 1991) of the property is less than its recorded value. The effect on the consolidated financial statements of changing in 1993 from utilizing net realizable value to fair value less selling costs for determining provision for loss on real estate owned was not material.

   (g)  Depreciation
        Depreciation on premises and equipment is provided using the straight-line method over the estimated useful lives of the related assets.

   (h)  Income Taxes
        In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, Accounting For Income Taxes (SFAS 109). SFAS 109 requires a change from the deferred method of accounting for income taxes of APB Opinion 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future income tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

FIRST COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION

Notes to Consolidated Financial Statements


(1)  Summary of Significant Accounting Policies, Continued
   (h)  Income Taxes, Continued
        Effective October 1, 1992, the Association adopted SFAS 109 and has reported the cumulative effect of that change in the method of accounting for income taxes in the 1993 consolidated statement of operations.

        Pursuant to the deferred method under APB 11, which was applied in 1992 and prior years, deferred income taxes are recognized for income and expense items that are reported in different years for financial reporting purposes and income tax purposes using the tax rate applicable for the year of the calculation. Under the deferred method, deferred taxes are not adjusted for subsequent changes in tax rates.

   (i) Deferred Premium on Sales of Loans and Loan Servicing Fees The Association sells loans with servicing retained. At the time of the sale, an evaluation is made of the contractual servicing fee which is represented by the differential between the contractual interest rate of the loan and the interest rate payable to the investor. The present value of the amount by which the contractual servicing fee exceeds or is less than a normal servicing fee, after evaluation of estimated prepayments on such loans, is considered to be an adjustment of the sales proceeds which in turn increases or reduces the gain or loss recognized at the time of sale. The resultant amount of deferred premiums is recorded in the consolidated balance sheet as other assets and is amortized using the interest method over the estimated remaining lives of such loans. The contractual servicing fee is recognized as income over the lives of the related loans, net of the estimated normal amortization of the deferred premium on sales of loans which was the projected amortization inherent in the original present value calculation. Loan servicing costs are charged to expense as incurred. When actual loan repayment experience exceeds original estimates, supplemental amortization is charged to operations so that the original rate of return will be provided over the estimated lives of the remaining loans as revised.

FIRST COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION

Notes to Consolidated Financial Statements


(1)  Summary of Significant Accounting Policies, Continued
   (j)  Allowance for Delinquent Interest
        The Association provides an allowance for accrued interest receivable when the collection of such interest is not reasonably assured. The allowance is netted against accrued interest receivable for financial statement purposes.

   (k)  Provision for Loan Losses
        Provisions for estimated losses are charged to operations to maintain an allowance for losses which is available to absorb future loan losses. The allowance is charged and loans are reduced by a corresponding amount at the time the Association determines that a portion of a loan will be uncollectible. Losses arising from writing down property acquired from foreclosures or in substance foreclosures to estimated fair value are also charged to the allowance for losses.

        In determining the adequacy of the allowance for losses on loans management considers, among other things, the Association's historical loss experience, delinquency levels and its assessment of the risk in the loan portfolio based upon its internal loan review procedures.

        While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. The Association is subject to the regulations of certain Federal agencies and undergoes periodic examinations by those regulatory authorities. As an integral part of those examinations, the various regulatory agencies periodically review the Association's allowances for losses on loans. Such agencies may require the Association to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

   (l)  Gain on Sale of Loans
        Gains or losses on sales of mortgage loans are recognized at the time of settlement.

   (m)  Financial Options and Hedging Activities
        In 1991 and certain prior years, the Association was involved in the hedging of certain of its investment securities, mortgage loans and mortgage-backed securities for the purpose of reducing its exposure to the risk of changes in interest rates.

FIRST COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION

Notes to Consolidated Financial Statements


(1)  Summary of Significant Accounting Policies, Continued
   (m)  Financial Options and Hedging Activities, Continued
        Gains and losses from financial futures transactions that qualified as effective hedges were deferred and capitalized as a component of the hedged asset or liability. These gains and losses are amortized over the remaining contractual life of the hedged asset or liability using a method that approximates the interest method as an adjustment to the related interest income or expense.

        Deferred gains totaled $7,718 and $19,221 at September 30, 1993 and 1992, respectively. Deferred losses totaled
        $100,729 and $131,179 at September 30, 1993 and 1992,
        respectively.

   (n)  Income Per Share
        Income per share has been computed by dividing the net income for the year by the weighted average number of shares of common stock and, except where anti-dilutive, common stock equivalents outstanding during the year. The weighted average number of common stock and common stock equivalents were 333,872; 333,872 and 326,619 for the years ended September 30, 1993, 1992 and 1991, respectively. Outstanding employee stock options are common stock equivalents.

   (o)  Statements of Cash Flows
        For purposes of the statements of cash flows, cash equivalents include cash on hand, withdrawable cash on deposit in other institutions and interest-bearing deposits in other financial institutions with an original maturity of less than ninety days.

        During 1993, 1992 and 1991, the Association paid cash for interest expense of $7,997,855; $10,186,109 and
        $13,030,476, respectively.  During 1993, 1992 and 1991, the
        Association made income tax payments of $455,813; $402,376 and $237,979, respectively.

        Noncash investing activities included the following for the years ended September 30, 1993, 1992 and 1991:

                                            1993      1992      1991
        Sales of real estate owned
          financed by the Association     $304,000   469,000     55,894
        Transfer of loans to real estate
          owned                            297,766   478,281  1,950,466

FIRST COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION

Notes to Consolidated Financial Statements


(2)  Investment Securities
     The amortized cost and estimated market value of investments in securities are as follows at September 30, 1993 and 1992:

                                               September 30, 1993
                                                Gross    Gross    Estimated
                                   Amortized Unrealized Unrealized  Market
                                      Cost      Gains    Losses      Value
      U.S. Government Agency
        Security                     $700,000    5,250       -     705,250
      Small Business
        Administration security       782,268      489       -     782,757
                                    1,482,268    5,739       -   1,488,007

      Marketable equity securities -
        Federal Home Loan Bank
          stock (note 8)            3,427,400        -       -   3,427,400
        Asset Management Fund
          Intermediate - Term
          Liquidity Portfolio       2,996,341   22,133       -   3,018,474
                                    6,423,741   22,133       -   6,445,874

                                   $7,906,009   27,872       -   7,933,881

     The amortized cost and estimated market value of investment securities at September 30, 1993, by contractual maturity, are shown below:

                                                              Estimated
                                                   Amortized    Market
                                                      Cost       Value
      After one through five years                  $700,000     705,250
      After ten years                                782,268     782,757
      Marketable equity securities (no maturity)   6,423,741   6,445,874

                                                  $7,906,009   7,933,881


     Proceeds from sales of debt securities were $2,107,500 for 1992. Gross realized gains on sales of investment securities for the year ended September 30, 1992 were $121,973. No gross gains or losses were realized for 1993 or 1991.

FIRST COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION

Notes to Consolidated Financial Statements


(2)  Investment Securities, Continued

                                                   September 30, 1992
                                                    Gross    Gross    Estimated
                                       Amortized Unrealized Unrealized  Market
                                           Cost      Gains   Losses     Value

      U.S. Treasury obligations           $49,721        -        -      49,721
      Small Business
        Administration security           980,758        -    1,840     978,918
                                        1,030,479        -    1,840   1,028,639

      Marketable equity securities -
        Federal Home Loan Bank
          stock                         3,427,400        -       -    3,427,400
        Asset Management Fund
          Intermediate - Term
          Liquidity Portfolio           2,996,341   47,033       -    3,043,374
                                        6,423,741   47,033       -    6,470,774

                                       $7,454,220   47,033   1,840    7,499,413

     A requirement of the Association's membership in the Federal Home Loan Bank of Topeka (FHLB) is that the Association must own a certain amount of stock in the FHLB. At September 30, 1993, the Association was required to own stock in the FHLB aggregating $2,052,500. No ready market exists for such stock, and it has no quoted market value. For disclosure purposes, such stock is assumed to have a market value which is equal to its redemption value.

(3)  Mortgage-Backed Securities
     Mortgage-backed securities consist of the following:

                                         September 30, 1993
                                            Gross      Gross   Estimated
                               Amortized  Unrealized Unrealized  Market
                                 Cost       Gains     Losses      Value
      Government National
        Mortgage Association
        Pass-Through
        Certificates           $10,761,732   486,707    2,660    11,245,779
      Federal National
        Mortgage Association
        Pass-Through
        Certificates            28,682,248   236,845  113,731    28,805,362
      Federal Home Loan
        Mortgage Corporation
        Participation
        Certificates            22,934,413   486,881   80,298    23,340,996
      Other collateralized
        mortgage obligations       292,471         -    1,093       291,378
      Real estate mortgage
        investment conduits      4,555,355         -   19,786     4,535,569

                               $67,226,219 1,210,433  217,568    68,219,084

FIRST COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION

Notes to Consolidated Financial Statements


(3)  Mortgage-Backed Securities, Continued

                                            September 30, 1992
                                              Gross     Gross    Estimated
                               Amortized   Unrealized Unrealized   Market
                                  Cost        Gains     Losses      Value
      Government National
        Mortgage Association
        Pass-Through
        Certificates           $14,471,181    653,242    3,223    15,121,200
      Federal National
        Mortgage Association
        Pass-Through
        Certificates            26,159,262    423,939   21,223    26,561,978
      Federal Home Loan
        Mortgage Corporation
        Participation
        Certificates            29,261,276    820,856   23,615    30,058,517
      Other collateralized
        mortgage obligations       425,100      2,647        -       427,747
      Real estate mortgage
        investment conduits      7,851,000     14,591    19,825    7,845,766

                               $78,167,819  1,915,275    67,886   80,015,208

     Proceeds from sales of mortgage-backed securities were $-0-, $224,273 and $7,004,748 for 1993, 1992 and 1991, respectively.
     Resultant gross gains of $-0-, $580 and $78,618 were realized for 1993, 1992 and 1991, respectively. Gross losses of $77,269 were recognized in 1991.

     Certain of the certificates are pledged as collateral for deposits as set forth in note 7 and for borrowings as set forth in note 8.

(4)  Loans Receivable
     Loans receivable consist of the following:

                                                 September 30,
                                               1993       1992
      Conventional                            $44,045,910  49,189,381
      Real estate construction                  3,069,725   2,437,550
      Partially guaranteed by VA                2,234,927   2,571,842
      Insured by FHA                            3,543,234   4,220,981
      Real estate installment                   6,264,872    4,837,552
      Consumer and share loans                  4,676,536    4,768,773
      FHA Title I loans                        10,752,999    4,276,104
      Commercial loans                          2,598,860    2,407,453
                                               77,187,063   74,709,636
      Undisbursed portion of loans-in-process  (1,578,383)  (1,579,917)
      Premiums on loans purchased                 249,010       10,238
      Deferred loan fees, net                    (246,418)    (252,178)
      Allowance for loan losses                  (330,383)    (320,739)

                                              $75,280,889   72,567,040

FIRST COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION

Notes to Consolidated Financial Statements


(4)  Loans Receivable, Continued
     Changes in the allowance for loan losses were as follows:

                                       Years Ended September 30,
                                       1993      1992     1991
      Balance, beginning of year      $320,739   477,864  555,649
        Provision for loan losses       83,275   133,721  533,604
        Charge-offs                   (129,226) (312,889)(645,009)
        Recoveries                      55,595    22,043   33,620

      Balance, end of year            $330,383   320,739  477,864

     Loans being serviced by the Association for the benefit of others amounted to $50,628,478; $45,920,216 and $26,701,565 at
     September 30, 1993, 1992 and 1991, respectively.

     The Association has issued mortgaged-backed securities guaranteed by GNMA under the provisions of the National Housing Act. At September 30, 1993 and 1992, the principal amount of these securities outstanding was approximately $4,908,000 and $5,217,000, respectively, which also represents the approximate principal amount of the related mortgages that serve as collateral for the securities that are being serviced under this program.

     Loans to directors, executive officers and principal holders of equity securities totaled $729,527 and $709,987 at September 30, 1993 and 1992, respectively. Management believes that such loans are made in the ordinary course of business with normal credit terms including interest rate and collateral and do not represent more than a normal risk of collection. An analysis of loans to officers, directors and principal stockholders is as follows:

      September 30, 1992                                 $709,987
      Loans originated                                    185,499
      Loan repayments                                    (165,959)

      September 30, 1993                                 $729,527

     At September 30, 1993 and 1992, the allowance for delinquent interest on loans amounted to $23,364 and $44,010, respectively.

     Restructured troubled loans and loans on which the accrual of interest has been discontinued amounted to $621,829, $457,648 and $1,118,346 at September 30, 1993, 1992 and 1991,
     respectively. Gross interest income of approximately $60,000, $56,000 and $140,000 would have been recorded for the years ended September 30, 1993, 1992 and 1991, respectively, on such loans if the loans had been current in accordance with their original terms and had been outstanding throughout the period.

FIRST COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION

Notes to Consolidated Financial Statements


(4)  Loans Receivable, Continued
     Interest income on such loans included in net income during these periods amounted to approximately $40,000, $31,000 and $96,000, respectively.

     Certain of the Association's real estate loans are pledged as collateral for borrowings as set forth in note 8.

(5)  Real Estate Owned and in Judgment
     Real estate owned and in judgment consist of the following:

                                                  September 30,
                                                1993       1992
      Real estate owned                        $13,099   302,961
      Real estate in judgment                   96,991   149,804
      In substance foreclosures                130,765   208,964
      Other assets acquired by foreclosure      22,145   104,863
      Allowance for losses                      (2,714)  (47,950)

                                              $260,286   718,642

     A summary of activity in the allowance for losses on real estate owned and in judgment is as follows for the years ended September 30, 1993 and 1992:

                                                  1993     1992
      Balance, beginning of year                $47,950        -
      Provision for loss charged to expense      51,371   97,950
      Property charged-off                      (96,607) (50,000)

        Balance, end of year                    $ 2,714   47,950

     Loss on real estate operations is summarized as follows:

                                             1993      1992     1991
      Provisions for loss on property held
        in real estate owned inventory       $51,371    97,950       -
      Gain on sale of real estate owned,
        net                                  (20,975)  (46,590)(15,723)
      Other expense, net of rental income     28,163    60,205  26,847

                                             $58,559   111,565  11,124

FIRST COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION

Notes to Consolidated Financial Statements


(6)  Premises and Equipment
     Premises and equipment consist of the following at cost:

                                                 September 30,
                                               1993        1992
      Land                                    $373,266     378,501
      Buildings                              2,037,108   2,039,946
      Furniture, fixtures and equipment      1,161,914   1,133,023

                                             3,572,288   3,551,470
      Less accumulated depreciation and
        amortization                        (1,563,354) (1,438,827)

                                            $2,008,934   2,112,643

(7)  Deposits
     Deposit balances are summarized as follows:

                                                       September 30,
                                                      1993       1992
      Passbooks with a weighted average rate
        of 2.92% and 3.01%, respectively          $10,623,912   9,814,980
      Certificates with a weighted average rate
        of 4.34% and 5.27%, respectively           75,300,022  91,375,817
      NOW accounts and money market demand
        accounts with a weighted average
        rate of 2.42% and 2.85%, respectively      20,973,681  20,058,117
      Accrued interest                                 60,194     122,481

        Total                                    $106,957,809 121,371,395

     Contractual maturities of certificate accounts at September
     30, 1993 are as follows:

                                               One to      Two      After
                                  Less Than      Two     to Three   Three
        Interest Rate   Total     One Year      Years     Years     Years
        Less than 3%    $112,167     112,167          -         -         -
        3% - 3.99%    40,677,064  35,996,214  4,680,850         -         -
        4% - 4.99%    12,960,655   3,191,089  7,147,712  2,483,051  138,803
        5% - 5.99%    10,836,198   1,650,817  1,233,238    384,142 7,568,001
        6% - 6.99%     5,378,470   3,649,950    539,944    561,477   627,099
        7% - 7.99%     2,872,458   1,583,024    221,783  1,053,651    14,000
        8% - 8.99%     2,463,010   1,912,893    512,451      5,100    32,566

                     $75,300,022  48,096,154 14,335,978  4,487,421 8,380,469

     Interest expense on deposits consisted of the following:

                                             September 30,
                                       1993       1992     1991
      Passbooks                        $311,882     383,058    451,397
      Certificates                    3,947,740   5,681,215  7,609,554
      NOW accounts and money market
        demand accounts                 534,647     636,120    674,598
      Early withdrawal penalties        (19,369)    (24,002)   (23,367)

                                     $4,774,900   6,676,391  8,712,182

FIRST COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION

Notes to Consolidated Financial Statements


(7)  Deposits, Continued
     Certain deposits aggregating $2,601,738 are secured by mortgage-backed securities with an amortized cost of $10,556,714.

     Deposits of $100,000 or more at September 30, 1993 and 1992 were $11,276,198 and $15,766,158, respectively.

(8)  Advances From Federal Home Loan Bank
     Federal Home Loan Bank advances consist of the following:

                     Interest Rates at          September 30,
        Maturity    September 30, 1993        1993        1992
      Within one year   7.40% - 8.80%       $6,120,000   9,800,000
      1 - 2 years       6.25% - 8.95%        8,200,000   6,120,000
      2 - 3 years       8.00% - 9.05%       10,625,000   8,200,000
      3 - 4 years       6.25% - 9.05%        6,875,000  10,625,000
      4 - 5 years       6.40% - 6.55%        6,000,000   3,675,000
                                            37,820,000  38,420,000
      Line of credit                         4,400,000           -

                                           $42,220,000  38,420,000

      Weighted average cost of advances        7.13%       8.12%

     The FHLB advances are secured by the Association's stock in the FHLB (note 2) and the Association must maintain unencumbered eligible collateral consisting primarily of first mortgage loans and mortgage-backed securities with a collateral value of at least the amount of the advances.

     The Association has a line of credit with the FHLB in the amount of $15,500,000 which expires in September 1994. The amount borrowed under this line of credit at September 30, 1993 was $4,400,000 which bears interest at the FHLB daily rate (3.48% at September 30, 1993).

(9)  Short-Term Borrowings
     The Association periodically enters into sales of securities under agreements to repurchase (reverse repurchase agreements). Fixed-coupon reverse repurchase agreements are treated as financings, and the obligations to repurchase securities sold are reflected as a liability in the consolidated balance sheet. The dollar amount of securities underlying the agreements remains in the asset accounts. There were no such borrowings outstanding at or during the years ended September 30, 1993 or 1992.

     Securities sold under agreements to repurchase averaged
     $5,499,310 for the year ended September 30, 1991. The maximum amounts outstanding at any month-end was $17,901,598 during the year ended September 30, 1991.

FIRST COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION

Notes to Consolidated Financial Statements


(10) Income Taxes
     As discussed in note 1(h), the Association adopted SFAS 109 as of October 1, 1992. The cumulative effect of this change in accounting for income taxes of $125,000 is determined as of October 1, 1992 and is reported separately in the consolidated statement of operations for the year ended September 30, 1993. Prior years' financial statements have not been restated to apply the provisions of SFAS 109.

     The consolidated provision for income taxes includes the following components:

                                             September 30,
                                       1993      1992     1991
      Current expense:
        Federal                     $450,526   366,674   255,102
        State                         96,013    92,490     2,907
          Total current expense      546,539   459,164   258,009
      Deferred expense (benefit)      63,834    86,629   (73,509)

                                    $610,373   545,793   184,500

     A reconciliation of the Association's provision for income taxes to the expected amount based upon the Federal statutory corporate rate of 34% for the years ended September 30, 1993, 1992 and 1991 is as follows:

                                                   September 30,
                                              1993      1992     1991
      Federal income tax at expected rate   $570,286   683,080   374,387
      State income taxes, net of Federal
        income tax benefit                    69,780    74,013     4,694
      Difference in bad debt deduction
        allowable for income tax purposes
        versus amount recognized for
        financial reporting purposes               -   (44,624)  (91,130)
      Nontaxable life insurance proceeds           -         -  (357,658)
      Alternative minimum tax                      -  (182,494)  182,494
      Other - net                            (29,693)   15,818    71,713

                                            $610,373   545,793   184,500

FIRST COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION

Notes to Consolidated Financial Statements


(10) Income Taxes, Continued
     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at September 30, 1993 are presented below:

      Deferred tax assets:
        Allowance for loan losses                         $128,109
        Deferred loan fees and discounts                    95,559
        Compensated absences                                 7,500
        Deferred compensation                              337,391
        Other                                               39,217
          Total gross deferred tax asset                   607,776

      Deferred tax liabilities:
        Allowance for loan losses                          (55,136)
        Premises and equipment                             (14,552)
        Pension benefits                                   (20,157)
        FHLB stock                                        (392,437)
        Other                                              (39,957)
          Total gross deferred liabilities                (522,239)

          Net deferred tax asset                           $85,537

     For the years ended September 30, 1992 and 1991, deferred income tax expense (benefit) results from timing differences in the recognition of revenue and expense for income tax and financial reporting purposes. The sources of these differences and the tax effect of each are as follows:

                                                  September 30,
                                                 1992      1991
      Income and expenses recognized for
        financial reporting purposes on
        the accrual basis but on a cash
        basis for income tax purposes           $52,689   (21,000)
      FHLB stock dividend                        84,018    46,500
      Securities losses                               -    32,500
      Deferred compensation                         209  (133,500)
      Alternative minimum tax for income
        tax purposes versus that recog-
        nized for financial reporting
        purposes                                (57,000)   57,000
      Other                                       6,713   (55,009)

                                                 $86,629  (73,509)

     Prepaid expenses and other assets include $85,537 and $24,371 of future income tax benefits at September 30, 1993 and 1992, respectively, and $28,320 of refundable income taxes at September 30, 1992. Accounts payable and accrued expenses includes $62,406 of income taxes payable at September 30, 1993.

FIRST COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION

Notes to Consolidated Financial Statements


(11) Pension Plan
     The Association has a defined benefit pension plan covering substantially all of its employees. The benefits are based on years of service and the employee's highest average compensation received for five consecutive years. The Association's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes.

     The following table sets forth the plan's funded status as of the measurement date of September 30, 1993 and 1992, and the amounts recognized in the Association's consolidated balance sheets:

                                                 1993        1992
      Actuarial present value of benefit
        obligations:
         Accumulated benefit obligation:
          Vested                                $256,952    174,572
          Nonvested                               12,107      8,416

                                                $269,059    182,988

      Plan assets at fair value - comprised of
        certificates of deposit, United States
        Treasury obligations and other short-
        term money market instruments           $388,794    326,645
      Projected benefit obligation for service
        rendered to date                        (463,805)  (345,162)
      Projected benefit obligation in excess of
        Plan assets                              (75,011)   (18,517)
      Unrecognized net gain from past experience
        different from that assumed and effects
        of changes in assumptions                109,585     27,743
      Unrecognized net assets at October 1, 1989,
        being amortized over average years of
        future service                            17,836     18,814

      Prepaid pension costs included in prepaid
        expenses and other assets                $52,410     28,040

     Net pension cost included the following components:

                                               1993       1992      1991
      Service cost - benefit earned during
        the period                            $44,608    36,137    32,550
      Interest cost on projected benefit
        obligation                             27,613    17,799    27,166
      Actual return on plan assets               (923)  (22,737)  (26,355)
      Net amortization and deferral           (24,630)      325       978

      Net periodic pension cost               $46,668    31,524    34,339

FIRST COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION

Notes to Consolidated Financial Statements


(11) Pension Plan, Continued
     The weighted-average discount rates used in determining the actuarial present value of the projected benefit obligation were 7.5% and 8.0%, respectively, in 1993 and 1992. The rate of increase in future compensation levels was 5.0% in 1993 and 1992. The expected long-term rate of return on assets in 1993 and 1992 was 8%.

(12) Employee Stock Ownership Trust
     In 1989, the Association established an Employee Stock Ownership Plan (ESOP) covering substantially all employees.
     It is anticipated that a major portion of the plan assets will be invested in common stock of the Association. The ESOP is to be funded by contributions made by the Association in cash or common stock which will be determined annually by the Board of Directors. The ESOP may also borrow funds from a third party to finance the purchase of stock of the Association.

     Shares purchased with such proceeds will be held in a suspense account for allocation among members as the loan is paid. Contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of compensation in the year of allocation. Benefits become 100% vested after five years of credited service. Forfeitures will be reallocated among remaining participating employees. Benefits are payable upon retirement, early retirement, disability or separation from service. Distributions may be paid in shares of common stock or in cash.

     The ESOP Trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares and shares held in the suspense account will be voted pro rata based on the shares voted by the participating employees.

     The Association contributed $14,600 to the ESOP in fiscal year 1993 of which $7,845 was distributed to retiring and terminating employees. No contributions were made during fiscal 1992 or 1991. During fiscal 1992, the Association had to fund $5,943 to the ESOP to cover the deficit in cash incurred upon payment of distributions to retiring and terminating employees. As of September 30, 1993, the ESOP had not incurred any indebtedness. As of September 30, 1993, 1992 and 1991, the ESOP owned 5,650, 5,400 and 3,400 shares, respectively, of the Association's common stock.

FIRST COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION

Notes to Consolidated Financial Statements


(13) Deferred Compensation Payable
     During fiscal years 1991 and 1989, the Association entered into deferred compensation agreements for the benefit of senior executive officers and directors. One additional deferred compensation agreement was entered into during 1992. Additional cash value in insurance policies were purchased totaling $-0-, $440,100 and $367,000 during the years ended September 30, 1993, 1992 and 1991, respectively. Benefits are partially vested for executives at early retirement age and fully vested for executives and directors at normal retirement age. Compensation expense in an amount necessary to accrue the present value of the deferred compensation liability, calculated on the interest method, began in fiscal 1991 (see note 19). The deferred compensation expense accrued was $45,264, $43,923 and $20,091 for the years ended September 30, 1993, 1992 and 1991, respectively.

     During the year ended September 30, 1991, Chairman of the Board, Kenneth Brown, passed away. Mr. Brown was covered by deferred compensation agreements. The present value of the death benefit, which is recorded in accounts payable and accrued expenses in the accompanying consolidated balance sheet, was $855,873 (balance of $767,974 at September 30,
     1993) and is payable in 180 monthly installments at an 8% discount rate beginning February 15, 1991, to his named beneficiary. The Association had purchased life insurance to fund this death benefit. Life insurance proceeds of $1,662,315 were received by the Association. Of this amount $757,376 was policy cash surrender value resulting in a net gain from policy proceeds of $904,939. During the year ended September 30, 1991, two other policies were cashed by the Association resulting in an additional gain of $18,355.

(14) Stock Option Plan
     In connection with the conversion of the Association from mutual to stock form, the Board of Directors adopted a Stock Option and Incentive Plan. Options granted under the plan expire five years from the date of grant for any employee who owns stock representing more than 10% of the common stock outstanding at the time the option is granted. For all other options, the expiration date is ten years from the date of the grant.

FIRST COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION

Notes to Consolidated Financial Statements


(14) Stock Option Plan, Continued
     Options for 64,201 shares have been approved by the Board of Directors, of which 50,000 shares have been granted and 14,201 shares remain available at September 30, 1993. Of the options to acquire 42,500 shares outstanding at September 30, 1993, 20,300 of the options are at a price per share of $8 and 22,200 of the options are at a price per share of $10. Option prices were set by the Board of Directors at estimated fair market value as of the date of grant. Changes in stock options are shown below:

                                               Number of  Option
                                                Shares    Prices
      Outstanding at September 30, 1990         37,500    $8 - 10
      Granted                                   19,500      $10
      Exercised                                 (7,500)      $8
      Forfeited                                   (500)      $8
      Outstanding at September 30, 1991         49,000    $8 - 10
      Forfeited                                 (6,000)     $10
      Outstanding at September 30, 1992         43,000    $8 - 10
      Forfeited                                   (500)     $10

      Outstanding at September 30, 1993         42,500    $8 - 10

     At September 30, 1993, all of the above options were exercisable (see note 19).

(15) Stockholders' Equity
     As a result of the Association meeting certain definitional tests under the Internal Revenue Code, at September 30, 1993, the Association had accumulated income of approximately $3,100,000 for which no provision for Federal income tax has been made. Such amount represents an allocation of income to bad debt deduction for tax purposes only. Reduction of the amount so allocated for purposes other than bad debt losses, including a dividend distribution or a distribution in liquidation, will create income for tax purposes which will be subject to the then current corporate income tax rate.

     In 1983, the Association completed the sale of 322,012 shares of common stock pursuant to a Plan of Conversion to convert the Association to a federally-chartered capital stock association. In the event of a complete liquidation (and only in such an event) depositors who continued to maintain their deposits since the conversion will be entitled to receive a liquidation distribution before such distribution may be made to the stockholders.

FIRST COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION

Notes to Consolidated Financial Statements


(16) Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) and Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA)
     FDICIA was signed into law on December 19, 1991. Regulations implementing the prompt corrective action provisions of FDICIA became effective on December 19, 1992. In addition to the prompt corrective action requirements, FDICIA includes significant changes to the legal and regulatory environment for insured depository institutions, including reductions in insurance coverage for certain kinds of deposits, increased supervision by the federal regulatory agencies, increased reporting requirements for insured institutions, and new regulations concerning internal controls, accounting and operations.

     The prompt corrective action regulations define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." Institutions categorized as "undercapitalized" or worse are subject to certain restrictions, including the requirement to file a capital plan with their primary federal regulator, prohibitions on the payment of dividends and management fees, restrictions on executive compensation, and increased supervisory monitoring, among other things. Other restrictions may be imposed on the institution either by its primary federal regulator or by the Federal Deposit Insurance Corporation (FDIC), including requirements to raise additional capital, sell assets, or sell the entire institution. Once an institution becomes "critically undercapitalized" it must generally be placed in receivership or conservatorship within 90 days.

     FIRREA was signed into law on August 9, 1989; regulations for savings institutions' minimum capital requirements went into effect on December 7, 1989. In addition to its capital requirements, FIRREA includes provisions for changes in the Federal regulatory structure for institutions including a new deposit insurance system, increased deposit insurance premiums and restricted investment activities with respect to noninvestment grade corporate debt and certain other investments. FIRREA also increases the required ratio of housing related assets in order to qualify as a savings institution.

     The regulations require institutions to have a minimum regulatory tangible capital equal to 1.5% of adjusted total assets, a minimum 4% core/leverage capital ratio, a minimum 4% tier 1 risk-based ratio and a minimum 8% total risk-based capital ratio to be considered "adequately capitalized."

FIRST COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION

Notes to Consolidated Financial Statements


(16) Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) and Financial Institutions Reform, Recovery and
     Enforcement Act of 1989 (FIRREA), Continued
     An institution is deemed to be "critically undercapitalized" if it has a tangible equity ratio of 2% or less.

     At September 30, 1993, the Association's tangible capital ratio was 6.4%, tangible equity ratio was 6.4%, core/leverage ratio was 6.4%, tier 1 risk-based ratio was 17.0% and total risk-based ratio was 17.5%, based on tangible capital of $10.27 million, core/leverage capital of $10.27 million, tier 1 risk-based capital of $10.27 million, and total risk-based capital of $10.60 million, as defined and adjusted total assets of $161.73 million and risk-weighted assets of $60.56 million, as defined. At September 30, 1993, the Association is in the "well capitalized" category.

     The following sets forth a reconciliation of equity capital to regulatory capital for the Association along with a comparison of the Association's regulatory capital ratios to the minimum requirements.

                                           Core/  Tier 1   Total
                         TangibleTangibleLeverageRisk-basedRisk-based
                          Capital Equity  Capital Capital Capital
                                   (Thousands of dollars)
     Equity capital per
      accompanying financial
      statements and amended
      quarterly report sub-
      mitted to the OTS             $10,320   10,320   10,320   10,320   10,320
     Nonallowable assets -
      investment in subsidiary           47       47       47       47       47
     General valuation
      allowance                           -        -        -        -      325

     Regulatory capital -
      computed                      $10,273   10,273   10,273   10,273   10,598

     Adjusted total assets         $161,730  161,730  161,730

     Risk-weighted assets                                       60,556   60,556

     Capital ratio                     6.4%     6.4%     6.4%    17.0%    17.5%

     Regulatory capital category:
      Well capitalized if equal
        to or greater than                               5.0%     6.0%    10.0%
      Adequately capitalized
        if equal to or
        greater than                   1.5%
      Undercapitalized if less
        than                                             4.0%     4.0%     8.0%
      Not critically under-
        capitalized if equal
        to or greater than             2.0%

FIRST COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION

Notes to Consolidated Financial Statements


(17) Financial Instruments With Off-Balance-Sheet Risk
     The Association is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit and lines of credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

     The Association had outstanding commitments to originate mortgage loans aggregating approximately $1,969,000 at September 30, 1993. All of these commitments were for fixed rate mortgages with interest rates ranging from 6.125% to 7.625%. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses. Since some of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

     At September 30, 1993, the Association had two outstanding letters of credit amounting to $10,000. Letters of credit are conditional commitments issued by the Association to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

     At September 30, 1993, the Association had granted unused lines of credit to borrowers aggregating approximately $282,000 for commercial lines and $443,000 for open-end consumer lines. Lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Lines of credit generally have fixed expiration dates. Since a portion of the line may expire without being drawn upon, the total unused lines do not necessarily represent future cash requirements. The Association evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Association upon extension of credit, is based on management's credit evaluation of the counter party. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, commercial real estate and residential real estate. The Association uses the same credit policies in granting lines of credit as it does for on-balance sheet instruments.

FIRST COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION

Notes to Consolidated Financial Statements


(17) Financial Instruments With Off-Balance-Sheet Risk, Continued The Association had outstanding commitments to sell fixed rate mortgages aggregating approximately $2,183,000 at September 30, 1993. These commitments relate to mortgage loans held for sale or mortgage loans to be originated and sold and have been considered in determining the carrying value of mortgage loans held for sale as discussed in note 1(d).

(18) Business and Credit Concentrations
     The Association grants commercial, real estate and consumer loans to customers in south central Kansas. A significant portion of the Association's loan portfolio is secured by single and multi-family residential real estate. Credit risk with respect to these loans is therefore largely dependent upon economic conditions in south central Kansas, however, loans granted within the Association's trade area have been granted to a wide variety of borrowers. At September 30, 1993, the Association had approximately $10.8 million of FHA Title 1 Loans of which approximately $3,200,000 is secured by collateral in California. Management does not believe that any significant concentrations of credit risk exist with respect to individual borrowers or groups of borrowers which are engaged in similar activities that would be similarly affected by changes in economic or other conditions.

(19) Sale of Association
     In October 1993, the Association entered into an agreement with Union Bancshares, Inc. and its subsidiary Union National Bank of Wichita (UNB) under which UNB would acquire all the outstanding common stock of the Association. In consideration, the Association's stockholders would receive $35 in cash for each outstanding share of the Association's common stock and the excess of $35 over the exercise price for each common stock option outstanding. Consummation of the agreement is subject to certain conditions including obtaining regulatory approval and approval of the Association's stockholders. The agreement specifies that the merger must be consummated within 30 days of receipt of final regulatory approval, but not later than July 31, 1994.

     The deferred compensation agreements with the former chairman of the board and with two senior executive officers (see note
     13) contain "change in control" clauses. Under these clauses upon a change in control (such as the above described sale), the covered individuals will receive lump sum payments equal to the total payment called for under such agreements adjusted for present value using the current Federal Reserve discount rate (approximately 3% at September 30, 1993) which is a different discount rate than the rate used by the Association for the normal periodic accrual of compensation under these agreements.

FIRST COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION

Notes to Consolidated Financial Statements


(19) Sale of Association, Continued
     Such amounts are payable only upon consummation of the qualifying transaction and, accordingly, such amounts are not recorded in the accompanying consolidated financial statements at September 30, 1993. If a qualifying transaction were consummated as of September 30, 1993, additional liabilities pertaining to the deferred compensation agreements of approximately $625,000 (before consideration of applicable income tax benefit) over the amounts reflected in the accompanying consolidated balance sheet at September 30, 1993 would be incurred.

(20) Fair Value of Financial Instruments
     Statement of Financial Accounting Standards No. 107, Disclosures About Fair Value of Financial Instruments, requires that the Association disclose estimated fair values for its financial instruments. The Association has made fair value estimates for financial instruments, which includes financial assets and liabilities and commitments to extend credit. Fair value estimates have been made as of September 30, 1993 based on current economic conditions, risk characteristics of the various financial instruments and other subjective factors. Fair value estimates have not been changed to reflect events or circumstances occurring subsequent to September 30, 1993.

     Fair value estimates are based on existing financial instruments and do not represent an aggregate net fair value of the Association. For example, the fair value estimates do not include the value of depositor relationships. In addition, the tax ramifications related to the realization of the gains and losses can have a significant effect on fair value estimates and have not been considered in these estimates.

     The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value:

      Cash and Cash Equivalents
      The balance sheet carrying amount is a reasonable estimate of fair value.

      Loans Receivable and Mortgage Loans Held for Sale
      The Association's loan portfolio has been segregated into categories of loans with reasonably similar characteristics in order to estimate the fair value. Mortgage loans were divided into fixed rate and adjustable rate (treasury based and non-treasury based), with further segmentation into residential, residential construction and commercial loans.

FIRST COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION

Notes to Consolidated Financial Statements


(20) Fair Value of Financial Instruments, Continued
      Loans Receivable and Mortgage Loans Held for Sale, Continued The fair value estimate of loans was calculated by the discounted cash flow method. Monthly interest and principal cash flows adjusted for estimates of prepayments were discounted by a rate which approximates loan rates offered by the Association on new loans of the same type, credit quality and maturity or in combination with secondary mortgage market rates for similar types of loans. The effect of non-performing loans on the fair value estimate was determined to be insignificant.

      Adjustable rate loans were evaluated based on adjustment characteristics of repricing period, margin, period caps and lifetime caps. The fair value of adjustable rate loans in excess of carrying value is due to the lag in repricing.

      Fixed rate mortgage and consumer loans were evaluated based on the factors of weighted average maturity, weighted average balloon date, weighted average rate, government guarantee or insurance.

      Mortgage-Backed Securities
      Fair value of mortgage-backed securities is based on quoted market prices.

      Investment Securities
      Fair value of investment securities is based on quoted market price. For stock in FHLB, the balance sheet carrying amount is a reasonable estimate of the fair value based on book value per share being equal to current redemption price.

      Accrued Interest Receivable
      The balance sheet carrying amount is a reasonable estimate of the fair value.

      Deposits
      The estimated fair value of non-interest-bearing deposits, NOW accounts, passbook deposits and money market accounts is the amount payable on demand as of September 30, 1993. The estimated fair value of monthly variable rate certificates of deposit is the balance sheet carrying amount. The estimated fair values of fixed-rate certificates of deposit are based on the discounted value of contractual cash flows with the discount rate approximating the September 30, 1993 rate offered for deposits of similar remaining maturities.

FIRST COMMUNITY FEDERAL SAVINGS AND LOAN ASSOCIATION

Notes to Consolidated Financial Statements


(20) Fair Value of Financial Instruments, Continued
      Advances from FHLB
      The estimated fair value of variable rate FHLB advances is the balance sheet carrying amount. The estimated fair value of fixed rate advances has been determined using rates currently available to the Association for debt with similar terms and remaining maturities.

      Accrued Interest Payable
      The estimated fair value of accrued interest payable is the balance sheet carrying amount.

      Deferred Compensation
      The estimated fair value of deferred compensation was calculated by the discounted cash flow method using a discount rate that approximates current interest rates on obligations with similar maturities.

      Commitments to Extend Credit
      The estimated fair value of commitments to extend credit, letters of credit and lines of credit were based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreement and the counterparties' credit standings. The carrying value and related fair value of such agreements is nominal.

     The carrying value and estimated fair value of the Association's financial instruments are as follows:

                                               September 30, 1993
                                             Carrying     Fair
                                               Value      Value
      Financial assets:
        Cash and cash equivalents          $1,861,821   1,861,821
        Loans receivable                   75,280,889  77,585,000
        Mortgage loans held for sale          575,097     583,000
        Mortgage-backed securities         67,226,219  68,219,084
        Investment securities               7,906,009   7,933,881
        Accrued interest receivable         1,175,083   1,175,083

      Financial liabilities:
        Deposits                          106,897,615 107,297,000
        Advances from FHLB                 42,220,000  44,472,000
        Accrued interest payable               60,194      60,194
        Deferred compensation                 877,252     901,252
                                            Contract
                                             Amount
      Unrecognized financial instruments:
        Commitments to extend credit        $1,968,605
        Letters of credit                       10,000
        Lines of credit                        725,000

Union Bancshares, Inc. and Subsidiaries












    Pro Forma Financial Information of Union Bancshares, Inc.

Union Bancshares, Inc. and Subsidiaries


           Pro Forma Condensed Combined Balance Sheet
                           (Unaudited)
                         March 31, 1994
                         (In thousands)

                              Historical
                             Union    First      Pro        Pro
                          BancsharesCommunity   Forma      Forma
                             Inc.   Fed. S&L Adjustments Combined
Assets
Cash and due from banks              $32,708   $   452  $(12,794) (1)
                                                           7,000  (2)  27,366
Federal funds sold and
  securities purchased under
  resale agreements                       --        --                     --
     Total cash
      and cash equivalents            32,708       452    (5,794)      27,366

Investment securities
  held to maturity                   133,755    64,251      (269) (3)  197,737
Investment securities
  available for sale                  35,465        --                  35,465
     Total investment securities     169,220    64,251      (269)      233,202

Trading account securities               100        --                     100

Loans                                299,011    76,114     1,112  (4)  376,237
Less: Allowance for loan losses       (4,541)     (346)                 (4,887)
     Net loans                       294,470    75,768     1,112       371,350

Premises and equipment                12,528     1,900      (924) (5)   13,504
Other assets                           9,665     5,619       772  (6)
                                                           5,031  (6)   21,087
     Total assets                   $518,691  $147,990  $   (72)      $666,609


Liabilities and Stockholders' Equity
Deposits                            $422,716   $98,443   $   937  (7)  522,096

Federal funds purchased and
  securities sold under
  agreements to repurchase            17,993        --                  17,993
Other short-term borrowings            3,275        --                   3,275
FHLB advances                         19,900    37,350       685  (8)   57,935
Long-term borrowings                   7,500        --     7,000  (2)   14,500
Other liabilities                      5,151     1,606       697  (9)
                                                           1,200  (9)    8,654
     Total liabilities               476,535   137,399    10,519       624,453

Common stock,
  Class A, par value $10 per share;
  1,000,000 shares authorized,
  350,690 shares outstanding           3,507       330      (330) (10)   3,507
Capital surplus                        3,527     2,083    (2,083) (10)   3,527
Retained earnings                     35,069     8,178    (8,178) (10)  35,069
Unrealized gain on securities
  available for sale, net                 53        --                      53
     Total stockholders' equity       42,156    10,591   (10,591)       42,156

     Total liabilities and
       stockholders' equity         $518,691  $147,990   $   (72)     $666,609

See Notes to Pro Forma Condensed Combined Financial Statements

Union Bancshares, Inc. and Subsidiaries


        Pro Forma Condensed Combined Statement of Income
                           (Unaudited)
              (In thousands except per share data)

                                  Historical Year Ended
                                      Union    First
                                   Bancshares Community     Pro         Pro
                                       Inc.   Fed. S&L     Forma       Forma
                                     12/31/93  9/30/93   Adjustments  Combined
Interest income:
  Interest and fees on loans          $27,181  $ 6,772   $   (75) (11)  33,878
  Interest and dividends on
    investment securities              11,341    5,441        70  (12)  16,852
  Interest on trading account
    securities                             --       --                      --
  Interest on Federal funds sold
    and securities purchased              113       --                     113
    under resale agreements                --       --                      --
     Total interest income             38,635   12,213        (5)       50,843

Interest expense:
  Interest on deposits                 12,808    4,775      (304) (13)  17,279
  Interest on Federal funds
    purchased and securities sold
    under agreements to repurchase        581       --                     581
  Interest on other short-term
    borrowings                             80       63                     143
  Interest on FHLB advances               477    3,098      (411) (14)   3,164
  Interest on long-term borrowings        776       --       420  (15)   1,196
     Total interest expense            14,722    7,936      (295)       22,363

     Net interest income               23,913    4,277       290        28,480

Provision for loan losses               2,412       83                   2,495

     Net interest income after
       provision for loan losses       21,501    4,194       290        25,985

Other income                            7,904    1,003                   8,907
Other expense                          22,163    3,520       297  (16)  25,980

  Income before
    income tax expenses                 7,242    1,677        (7)        8,912

Income tax expense                      2,050      485        (3) (17)   2,532

     Net income                        $5,192  $ 1,192   $    (4)       $6,380

Earnings per share data:
  Net income                            $14.81                          $18.19

  Dividends                              $1.70                           $1.70













See Notes to Pro Forma Condensed Combined Financial Statements

Union Bancshares, Inc. and Subsidiaries


        Pro Forma Condensed Combined Statement of Income
                           (Unaudited)
              (In thousands except per share data)

                            Historical Three Months Ended             Three
                                     Union    First                   Months
                                  Bancshares Community     Pro          Pro
                                      Inc.   Fed. S&L     Forma        Forma
                                    3/31/94  12/31/93   Adjustments   Combined
Interest income:
  Interest and fees on loans         $6,659   $ 1,714   $   (19) (11)    8,354
  Interest and dividends on
    investment securities             2,444     1,056        35  (12)    3,535
  Interest on trading account
    securities                           --        --                       --
  Interest on Federal funds sold
    and securities purchased
    under resale agreements               2        --                        2
     Total interest income            9,105     2,770        16         11,891

Interest expense:
  Interest on deposits                2,755       997       (76) (13)    3,676
  Interest on Federal funds
    purchased and securities sold
    under agreements to repurchase      209        --                      209
  Interest on other short-term
    borrowings                           22        15                       37
  Interest on FHLB advances             148       727      (103) (14)      772
  Interest on long-term borrowings      166        --       105  (15)      271
     Total interest expense           3,300     1,739       (74)         4,965

     Net interest income              5,805     1,031        90          6,926

Provision for loan losses               605        36                      641

     Net interest income after
       provision for loan losses      5,200       995        90          6,285

Other income                          2,422       248                    2,670
Other expense                         5,631       819        75  (16)    6,525

  Income before
    income tax expenses               1,991       424        15          2,430

Income tax expense                      599       152         6  (17)      757

     Net income                      $1,392   $   272   $     9         $1,673

Earnings per share data:
  Net income                          $3.97                              $4.77

  Dividends                            $.30                               $.30













See Notes to Pro Forma Condensed Combined Financial Statements

Union Bancshares, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Combined Financial
Statements

Description of Transaction

     On April 4, 1994, First Community Federal Savings and Loan Association (First Community) of Winfield, Kansas, was merged into Union National Bank of Wichita (UNB) in accordance with the merger agreement between Union Bancshares, Inc. (UBI), UNB and First Community dated October 13, 1993. Under the merger agreement, each outstanding share of First Community common stock was converted into $35.00 in cash. Stock options of First Community were converted into $35.00 in cash less the strike price of the options.

     The total cost of the transaction was $12,646,520. The purchase price was determined by assessing the worth in dollars of the ongoing income stream generation from First Community, taking into consideration market value of assets and liabilities. The transaction, which will be accounted for as a purchase, was financed with a $7,000,000 loan from Harris Bank and Trust in Chicago and the remaining $5,646,520 from internal funds. The merger passed all regulatory approvals and the approval of First Community shareholders.

     First Community was a savings and loan institution with total assets as of April 4, 1994 of $148,000,000, and offered full service banking from three branches. These facilities are located one each in Winfield, Arkansas City and Derby, Kansas. All three of these offices were part of the merger and will be ran as branches of UNB.


Pro Forma Adjustments

(1) To record cash consideration paid to seller ($12,646,520) and the expenses associated with the acquisition of First
     Community ($147,000).

(2) To record the $7,000,000 borrowed by UBI to partially finance the merger.

(3) To record difference between the fair value and the book value of the investment security portfolio of First Community at merger date.

(4) To record difference between the fair value and the book value of the loan portfolio of First Community at merger date.

(5) To record the difference between the fair value and the book value of premises and equipment of First Community at merger date.

(6) To record the excess of cost over the fair value of net assets acquired ($5,031,000) and the difference between the fair value and the book value of miscellaneous other assets of First Community at merger date and estimated tax impact of fair value adjustments (at a 38% combined state and federal tax rate).

Union Bancshares, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Combined Financial
Statements


Pro Forma Adjustments (Continued)

(7) To record difference between the fair value and book value of deposit accounts of First Community at merger date.

(8) To record difference between the fair value and book value of Federal Home Loan Bank (FHLB) advances at merger date.

(9) To record the difference between the fair value and the book value of miscellaneous other liabilities of First Community at merger date ($697,000) and establish a tax liability for the recapture of First Community's tax loan loss reserve
     ($1,200,000).

(10) To eliminate stockholders' equity of First Community.

(11) To record the amortization of the purchase accounting adjustments arising from the increase in fair value of First
     Community's loan portfolio.

(12) To record the amortization of the purchase accounting adjustments arising from the decrease in fair value of First
     Community's investment security portfolio.

(13) To record the amortization of the purchase accounting adjustments arising from the increase in fair value of First
     Community's deposit accounts.

(14) To record the amortization of the purchase accounting adjustments arising from the increase in fair value of First
     Community's FHLB advances.

(15) To record the interest expense on the indebtedness incurred to finance the merger.

(16) To record the amortization of the purchase accounting adjustments arising from:

                                               12/31/93  3/31/94
     The excess of cost over
      net assets acquired                       $335,000 $ 84,000
     The decrease in fair value of
      First Community's premises and equipment  (38,000)   (9,000)

(17) To record the applicable income tax effect of the above adjustments.

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